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                      SECURITIES AND EXCHANGE COMMISSION

                           Washington, D.C.  20549

                              _________________

                                  FORM 8-K



                               CURRENT REPORT
                   PURSUANT TO SECTION 13 OR 15(d) OF THE
                      SECURITIES EXCHANGE ACT OF 1934



Date of Report (Date of earliest event reported) June 20, 2000



                       COMPUTER SCIENCES CORPORATION
            (Exact name of Registrant as specified in its charter)



NEVADA                              1-4850                        95-2043126
(State or Other Jurisdiction     (Commission                (I.R.S. Employer
of Incorporation)                File Number)            Identification No.)



2100 East Grand Avenue
El Segundo, California                                                 90245
(Address of Principal Executive Offices)                          (Zip Code)



Registrant's telephone number, including area code  (310) 615-0311



                                 Not Applicable
          (Former Name or Former Address, if Changed Since Last Report)

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Item 5.   Other Events.

          On June 20, 2000, the Registrant entered into an Agreement and Plan of Merger (the "Merger Agreement") with Policy Management Systems Corporation ("PMSC") and Patriot Acquisition Corp., a wholly owned subsidiary of the Registrant ("Acquisition"). The Merger Agreement provides for the acquisition of PMSC by the Registrant pursuant to a $16 per share cash tender offer for at least two-thirds of the outstanding shares of PMSC common stock (the "Tender Offer"), followed by a merger of Acquisition with and into PMSC (the "Merger"). Upon consummation of the Merger (i) PMSC will become a wholly owned subsidiary of the Registrant and (ii) each outstanding share of common stock of PMSC will be converted into $16 cash.

          Attached hereto and incorporated herein by reference are the Merger Agreement and a joint press release of the Registrant and PMSC dated June 20, 2000 describing the Tender Offer and the Merger.

Item 7.   Financial Statements, Pro Forma Financial Information and Exhibits.

          The exhibits listed below are filed as a part of this report:

           2.1 Agreement and Plan of Merger dated as of June 20, 2000 by and among the Registrant, Policy Management Systems Corporation and Patriot Acquisition Corp.

          99.1 Joint Press Release of the Registrant and Policy Management Systems Corporation dated June 20, 2000.


                                  SIGNATURES

          Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereto duly authorized.

                                     COMPUTER SCIENCES CORPORATION


Dated: June 20, 2000                 By /s/Hayward D. Fisk
                                        -----------------------------
                                        Hayward D. Fisk
                                        Vice President, General Counsel
                                          and Secretary



                                     2

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                                EXHIBIT INDEX
                                -------------

Exhibit
-------

 2.1 Agreement and Plan of Merger dated as of June 20, 2000 by and among the Registrant, Policy Management Systems Corporation and Patriot Acquisition Corp.

99.1 Joint Press Release of the Registrant and Policy Management Systems Corporation dated June 20, 2000.